Exhibit 99.1

Supplemental Business Segment Information and Reconciliation (Unaudited)

About Non-GAAP Financial Measures

We use our non-GAAP financial measures both to explain our results to stockholders and the investment community and in the internal evaluation and management of our business. We believe our non-GAAP financial measures provide management and investors with a more complete understanding of our underlying operational results and trends, facilitate meaningful period-to-period comparisons and enhance an overall understanding of our past and future financial performance.

Our non-GAAP financial measures exclude certain items that may have a material impact upon our reported financial results such as restructuring charges, the impact of foreign currency exchange rate fluctuations, unusual tax items, goodwill impairment charges, and other non-recurring items that we consider to be outside of our core operations. These measures should not be considered in isolation or as a substitute for, or superior to, the directly comparable GAAP financial measures and should be read in connection with the Company’s financial statements presented in accordance with GAAP.

ACCO Brands Corporation and Subsidiaries

Supplemental Business Segment Information and Reconciliation (Unaudited)

(In millions)

	2023					2022					Changes
					Adjusted					Adjusted
		Reported		Adjusted	Operating		Reported		Adjusted	Operating			Adjusted	Adjusted
		Operating		Operating	Income		Operating		Operating	Income			Operating	Operating	Adjusted
	Reported	Income	Adjusted	Income	(Loss)	Reported	Income	Adjusted	Income	(Loss)	Net Sales	Net Sales	Income	Income	Margin
	Net Sales	(Loss)	Items	(Loss) - (A)	Margin - (A)	Net Sales	(Loss)	Items	(Loss) - (A)	Margin - (A)	$	%	(Loss) $	(Loss) %	Points
Q1:
ACCO Brands Americas	$230.0	$12.3	$6.4	$18.7	8.1%	$244.4	$15.3	$6.6	$21.9	9.0%	$(14.4)	(5.9)%	$(3.2)	(14.6)%	(90)
ACCO Brands International	172.6	9.7	7.8	17.5	10.1%	197.2	8.4	4.8	13.2	6.7%	(24.6)	(12.5)%	4.3	32.6%	340
Corporate	—	(11.9)	—	(11.9)		—	(16.9)	4.4	(12.5)		—		0.6
Total	$402.6	$10.1	$14.2	$24.3	6.0%	$441.6	$6.8	$15.8	$22.6	5.1%	$(39.0)	(8.8)%	$1.7	7.5%	90

Q2:
ACCO Brands Americas	$336.4	$60.4	$6.4	$66.8	19.9%	$345.6	$54.4	$7.6	$62.0	17.9%	$(9.2)	(2.7)%	$4.8	7.7%	200
ACCO Brands International	157.2	7.1	4.6	11.7	7.4%	175.4	1.1	4.8	5.9	3.4%	(18.2)	(10.4)%	5.8	98.3%	400
Corporate	—	(12.3)	—	(12.3)		—	(0.1)	(9.7)	(9.8)		—		(2.5)
Total	$493.6	$55.2	$11.0	$66.2	13.4%	$521.0	$55.4	$2.7	$58.1	11.2%	$(27.4)	(5.3)%	$8.1	13.9%	220

Q3:
ACCO Brands Americas	$284.4	$33.8	$6.2	$40.0	14.1%	$311.7	$(67.0)	$105.2	$38.2	12.3%	$(27.3)	(8.8)%	$1.8	4.7%	180
ACCO Brands International	163.6	9.4	7.6	17.0	10.4%	173.9	10.8	3.4	14.2	8.2%	(10.3)	(5.9)%	2.8	19.7%	220
Corporate	—	(11.0)	—	(11.0)		—	(6.8)	(2.8)	(9.6)		—		(1.4)
Total	$448.0	$32.2	$13.8	$46.0	10.3%	$485.6	$(63.0)	$105.8	$42.8	8.8%	$(37.6)	(7.7)%	$3.2	7.5%	150

Q4:
ACCO Brands Americas	$284.9	$(62.6)	$112.2	$49.6	17.4%	$298.7	$26.0	$10.5	$36.5	12.2%	$(13.8)	(4.6)%	$13.1	35.9%	520
ACCO Brands International	203.7	23.4	8.3	31.7	15.6%	200.7	18.3	6.6	24.9	12.4%	3.0	1.5%	6.8	27.3%	320
Corporate	—	(13.6)	0.6	(13.0)		—	(8.7)	(0.4)	(9.1)		—		(3.9)
Total	$488.6	$(52.8)	$121.1	$68.3	14.0%	$499.4	$35.6	$16.7	$52.3	10.5%	$(10.8)	(2.2)%	$16.0	30.6%	350

YTD:
ACCO Brands Americas	$1,135.7	$43.9	$131.2	$175.1	15.4%	$1,200.4	$28.7	$129.9	$158.6	13.2%	$(64.7)	(5.4)%	$16.5	10.4%	220
ACCO Brands International	697.1	49.6	28.3	77.9	11.2%	747.2	38.6	19.6	58.2	7.8%	(50.1)	(6.7)%	19.7	33.8%	340
Corporate	—	(48.8)	0.6	(48.2)		—	(32.5)	(8.5)	(41.0)		—		(7.2)
Total	$1,832.8	$44.7	$160.1	$204.8	11.2%	$1,947.6	$34.8	$141.0	$175.8	9.0%	$(114.8)	(5.9)%	$29.0	16.5%	220

(A) Adjusted Operating Income (Loss)/Margin: Represents operating income (loss), excluding restructuring and goodwill impairment charges, the amortization of intangibles, the change in fair value of contingent consideration and non-recurring items. We believe these adjusted non-GAAP financial measures are useful to investors and management because they reflect our underlying operating performance before items that we consider to be outside our core operations and facilitate meaningful period-to-period comparisons. Senior management’s incentive compensation is derived, in part, using adjusted operating income (loss).